                                                                  Exhibit 10.117

                                 FIRST AMENDMENT

         FIRST AMENDMENT (this "Amendment") dated as of September 30, 1998, by and among SpecTran Corporation, a Delaware corporation (the "Company"), and EACH OF THE INSTITUTIONS IDENTIFIED AS A HOLDER OF NOTES ON THE SIGNATURE PAGES HEREOF (collectively, the "Noteholders").

1.       Preliminary Statement

         0.1 The Company entered into those separate Note Purchase Agreements, dated as of December 1, 1996 (as in effect immediately prior to the Effective Date, collectively, the "Existing Note Purchase Agreement" and as amended hereby, the "Note Purchase Agreement"), with, respectively, the purchasers of the Notes signatory thereto, pursuant to which the Company issued and sold to such purchasers $16,000,000 in principal amount of the Company's 9.24% Senior Notes due December 26, 2003 and $8,000,000 in principal amount of the Company's 9.39% Senior Notes due December 26, 2004 (collectively the "Notes").

         0.2 The Company and the Noteholders agree to amend the Existing Note Purchase Agreement as more particularly set forth in this Amendment.

1.       Defined Terms

         The terms used herein have the meanings specified in the Existing Note Purchase Agreement unless otherwise defined herein.

2.       Amendments to Terms of Existing Note Purchase Agreement

         0.1 The terms of the Existing Note Purchase Agreement are hereby amended as set forth on Attachment A hereto.

         3.2 The provisions of Section 9.8 of the Existing Note Purchase Agreement are waived with respect to the amendment to the Bank Agreement attached hereto as Attachment D, provided that such amendment becomes effective as of the Effective Date.

3.       Warranties and Representations of the Company

         The Company represents and warrants to the holders of the Notes as of the Effective Date:

                  (a) the Company is duly organized, validly existing and in good standing in its jurisdiction of incorporation;

                  (b) the Company has the power to enter into this Amendment and to perform its obligations hereunder;

                  (c) this Amendment has been duly authorized by all necessary action on the part of the Company , and this Amendment constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by

                      SPECTRAN CORPORATION FIRST AMENDMENT
                    (i)  applicable  bankruptcy,   insolvency,   reorganization,
               moratorium or other similar laws affecting the enforcement of creditors' rights generally, and

                    (ii) general  principles  of equity  (regardless  of whether such enforceability is considered in a proceeding in equity or at law);

                  (d) neither the  execution  or delivery by the Company of this
                   Amendment nor the performance by the Company of its obligations hereunder or under the Financing Documents:

                         (i) will adversely  affect the  enforceability  against
                  the Company of the Financing Documents;

                           (ii) will  require  the  taking of any  action or the
                  giving of any consent or approval by, or the making or any registration or filing with, any Governmental Authority or other person other than such actions, consents, approvals, registrations and filings as have heretofore been taken, given or made (as the case may be);

                           (iii) will violate any provision of any organizational document of the Company, or any provision of any law, rule, regulation, order or decree of any Governmental Authority applicable to the Company; or

                           (iv) will violate or  constitute a default  under any
                  material agreement to which the Company is a party or by which any of its Properties or assets is or may be bound, or will result in the creation or imposition of any Lien on the Properties or assets of the Company;

                  (e) (i) neither this Amendment nor any certificate furnished in connection herewith nor any other document or statement furnished to the holders of the Notes in connection with the amendments contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading;

                           (ii) there is no fact known to the  Company  that has
                  had or, so far as the Company can now reasonably foresee, could reasonably be expected to have, a Material Adverse Effect that has not been publicly disclosed; and

                  (f) immediately after the effectiveness hereof and after giving effect hereto, there exists no Default or Event of Default.

4.       Scope and Effect of Amendment

         The terms of this Amendment shall not operate as or constitute a waiver by any holder of Notes of, or otherwise prejudice any holder of Notes' rights, remedies or powers under, the Existing Note Purchase Agreement, any other Financing Document or under applicable law. Except as expressly provided herein,

                    (a) no terms or provisions of the Existing Note Purchase Agreement are modified or changed by this Amendment, and

                  (b) the terms and provisions of the Existing Note Purchase Agreement continue in full force and effect.

The Company hereby acknowledges, confirms, reaffirms and ratifies all of its obligations and duties under the Financing Documents and all agreements related thereto. This Amendment does not constitute an agreement or obligation of any holder of Notes to give its consent to any future amendment of any Financing Document or to any future transaction that would, absent consent of the holders of the Notes, constitute a Default or Event of Default under the Note Purchase Agreement. This Amendment may not be contradicted by evidence of any actual or alleged prior, contemporaneous or subsequent understandings or agreements of the parties, written or oral, express or implied, other than a writing which expressly amends or supersedes this Amendment or Financing Documents. Upon the effectiveness of this Amendment, each reference in any Financing Document to any Note Purchase Agreement shall mean and be a reference to the Note Purchase Agreement as amended hereby.

5.       Miscellaneous

         0.1      Governing Law

         This Amendment is governed by the internal laws of the Commonwealth of Massachusetts and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of such State.

5.1      Successors and Assigns

         This Amendment shall bind and inure to the benefit of the respective successors and assigns of the Company and the holders of the Notes.

5.2      Expenses

         The Company will pay, or cause to be paid, the reasonable out-of-pocket costs and expenses of each holder of Notes in connection with entering into this Amendment and the consummation of all transactions contemplated hereby. The obligations of the Company under this Section 6.3 shall survive payment of any
Note issued under the Note Purchase Agreement.

5.3      Effectiveness

         This Amendment may be executed in one or more counterparts and shall be effective, as of the date hereof (the "Effective Date"), when

                    (a) at least one counterpart shall have been executed by the Company and holders of Notes constituting the Required Holders, and

                  (b)  the  Company   shall  have  complied  with  each  of  the
         conditions precedent set forth on Attachment B hereto to the reasonable satisfaction of the Required Holders.

      [Remainder of page intentionally blank. Next page is signature page.]

     SPECTRAN CORPORATION FIRST AMENDMENT IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by a duly authorized officer or agent thereof, as the case may be, as of the date first above written.

                                               Very truly yours,

                                               SPECTRAN CORPORATION






                                                 By: ---------------------------

                                                 Name:

                                                 Title:

Holder of Notes:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY



By: ----------------------------------

         Name:

         Title:

CM LIFE INSURANCE COMPANY



By: -----------------------------------

         Name:

         Title:

J ROMEO & CO.



By: ----------------------------------

         Name:

         Title:

PACIFIC LIFE INSURANCE COMPANY



By: -----------------------------------

         Name:

         Title:



By: -----------------------------------

         Name:

         Title:

                                 Attachment A-7
                      SPECTRAN CORPORATION FIRST AMENDMENT
                                  ATTACHMENT A
                                    AMENDMENT



     1. A new Section 8.10 is hereby added to the Existing Note Purchase Agreement as set forth below:

         8.10     Offer to Pay upon Receipt of Proceeds

                  (a) Offer. If the Company is required to make an offer to prepay the Notes in accordance with Section 10.8 such offer will be in writing and will

                           (i)      refer to this Section 8.10 and Section 10.8,

                           (ii) include the information  required in the notices
                  delivered pursuant to Section 10.8 in connection with the transactions giving rise to the offer to prepay,

                           (iii) specify the prepayment date (the "Proceeds Prepayment Date"), which shall not be less than 5 Business Days after, nor more than 10 Business Days after, the date of such offer, and which shall on or before the repayment of Debt giving rise to the requirement to make an offer under this
                  Section 8.10,

                           (iv) specify the last date upon which the offer can be accepted or rejected, and state the consequences of failing to provide an acceptance or rejection, as provided in Section 8.10(b),

                           (v) specify  the amount of such offer (as  determined
                  in accordance with Section 10.8, the "Proceeds Payment Amount"), the minimum ratable share of such Proceeds Payment Amount payable in respect of each Note (such minimum ratable share to be determined on the basis of the aggregate principal amount of all Notes outstanding immediately prior to the making of such offer) and the principal amount of each Note offered to be prepaid on such Proceeds Prepayment Date,

                           (vi) specify the amount of interest that would be due
                  on each Note offered to be prepaid, accrued to such Proceeds Prepayment Date, and

                           (vii) be  executed by a Senior  Financial  Officer of
                  the Company.

                  (b) Acceptance, Rejection. To accept or reject such offered payment, a holder of Notes shall cause a notice of such acceptance or rejection to be delivered to the Company at no later than 5 p.m. on the second preceding Business Day prior to the Proceeds Prepayment Date. A failure to respond to any such offer of payment as provided in this
         Section 8.5(b) shall be deemed to constitute an acceptance of such offer.

                  (c) Payment. The Company shall pay to each holder which shall have accepted such offer a principal amount equal to such holder's ratable share of the Proceeds Payment Amount (such ratable share to be determined on the basis only of the aggregate principal amount of the Notes outstanding immediately prior to the making of such offer which shall have accepted such offer) at 100% of such principal amount and interest thereon accrued to such Proceeds Prepayment Date, shall become due and payable on such Proceeds Prepayment Date. The Company shall, promptly after making such payment, notify in writing all holders of Notes of the payment amount, and the name of each holder, of any Notes prepaid under this Section 8.10.

                  (d) Effect on Required Payments. The amount of each payment of the principal of the Notes made pursuant to this Section 8.5 shall be applied against and reduce each of the then remaining principal payments due pursuant to Section 8.1 by a percentage equal to the aggregate principal amount of the Notes so paid divided by the aggregate principal amount of the Notes outstanding immediately prior to such payment.

                  (e) Payment of Make-Whole Amounts. If a prepayment of the principal of the Notes is made under this Section 8.10 from the proceeds of Asset Dispositions, then, notwithstanding anything to the contrary in this Section 8.10, no Make-Whole Amount will be due in connection therewith and no calculation of any Make-Whole Amounts shall be required.

     2. Section 10.4 of the Existing Note Purchase Agreement is amended to read in full as follows:

         10.4     Maintenance of Consolidated Net Worth.

         On and after April 1, 2000, the Company will not, at any time, permit Consolidated Net Worth to be less than the sum of

                  (a)      Consolidated Net Worth as of December 31, 1999, plus

                  (b) an aggregate amount equal to 50% of its Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year beginning with the fiscal year ended December 31, 2000 plus

                  (c) the net proceeds of all sales of equity securities (or convertible securities upon conversion) by and of the Company and the Subsidiaries (other than sales to the Company or a Subsidiary) received by the Company and the Subsidiaries after December 31, 1999.



3. Section 10.5 of the Existing Note Purchase Agreement is amended to read in full as follows:

         10.5     Limitation on Debt.

                  (a) Funded Debt. On and after April 1, 2000, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Funded Debt, except

                         (i)the   Notes  and  Debt   incurred   under  the  Bank
                    Agreement,

                           (ii) Funded Debt  outstanding on the Closing Date and
                  identified on Schedule 5.15, and renewals and extensions thereof, provided that the amount of any such Funded Debt outstanding is not increased in connection with such renewal or extension, and

                           (iii) other Funded  Debt,  so long as on the date the
                  Company or such Subsidiary becomes liable with respect to any such Funded Debt and immediately after giving effect thereto and the concurrent retirement of any other Funded Debt,

                                 (A) no Default or Event of Default exists, and

                                 (B) Consolidated Funded Debt does not exceed
                           325% of Consolidated Cash Flow determined in respect of the period of 12 consecutive months then most recently ended.

                  (b) Net Debt. On and after April 1, 2000, the Company will not at any time permit Consolidated Net Debt to exceed 55% of Consolidated Total Adjusted Capitalization.

                  (c) Subsidiaries. For the purposes of this Section 10.5, any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Debt, and any Person extending, renewing or refunding any Debt shall be deemed to have incurred such Debt at the time of such extension, renewal or refunding.

4. Section 10.6 of the Existing Note Purchase Agreement is amended to read in full as follows:

         10.6     Fixed Charge Coverage.

         On and after April 1, 2000, the Company will not, at any time, permit Consolidated Earnings Available for Fixed Charges to be less than 300% of Consolidated Fixed Charges, in each case determined in respect of the period of 12 consecutive months then most recently ended.



5. Section 10.7 of the Existing Note Purchase Agreement is amended to read in full as follows:

         10.7     Sale of Assets.

         On and after April 1, 2000, and except as permitted under Section 10.2, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:

                  (a)      such Asset Disposition is the JV Transfer; or

                  (b) (i) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary;

                            (ii) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

                           (iii) (A) the Disposition Value of all property that was the subject of any Asset Disposition (other than the JV Transfer) occurring in the then current fiscal year of the Company would not exceed 10% of Consolidated Assets as of the end of the then most recently ended fiscal year of the Company, and

                                    (B) the  Disposition  Value of all  property
                           that was the subject of any Asset Disposition (other than the JV Transfer) occurring on or after the Closing Date would not exceed 25% of Consolidated Assets as of the end of the then most recently ended fiscal quarter of the Company.

If, and solely to the extent that, the Net Proceeds Amount for any Asset Disposition is applied to a Debt Prepayment Application or a Property Reinvestment Application within 365 days after such Asset Disposition, then such Asset Disposition, only for the purpose of determining compliance with Section 10.7(b)(iii) as of any date, shall to the extent of such application be deemed not to be an Asset Disposition.

6. A new Section 10.8 is hereby added to the Existing Note Purchase Agreement as set forth below:

         10.8     Application of Proceeds of Certain Transactions

                  (a) Notice. The Company shall notify the holders of the Notes of the receipt of moneys or property by the Company or any Subsidiary as a result of an Asset Disposition, the incurrence of Debt owing to any Person other than the Bank or a holder of Notes, or the issuance of equity interests in the Company or any Subsidiary, within two Business Days after such receipt. Such notice shall

                           (i) set forth the  amount  of the gross  proceeds  of
                  such transaction, and the net proceeds (net of transaction costs and together with any investment earnings thereon, the AProceeds@), which, in the case of property received, shall be the Fair Market Value of such property,

                         (ii) set forth in detail the use of the proceeds, which
                    shall be one or more of

                    (A) investment in long-term assets to be used in the business of the Company and the Subsidiaries, and

                    (B)  the   repayment   of  Debt  of  the   Company  and  the
                    Subsidiaries, and

                    (C)  investment  in  Short-Term   Investments   pending  the
                    acquisition of such long-term assets or the repayment of such Debt, and

                         (iii) be certified as true and correct by an authorized
                    officer of the Company.

         If, after the delivery of such notice, the Company becomes aware that such notice no longer sets forth the gross proceeds, Proceeds or use of the proceeds of such transaction accurately in any material respect, then the Company shall, within three Business Days of becoming so aware, deliver a revised notice to the holders of the Notes.

                  (b) Use of Proceeds. If the Company applies Proceeds for the repayment of Debt other than the Notes or the payment during the period beginning on April 1, 2000 and ending on April 30, 2000, inclusive, of Debt outstanding under the Bank Agreement, then the Company shall make an offer of prepayment of the Notes in accordance with Section 8.10 in respect of such application in an amount not less than

                         (i) the amount of such  Proceeds so applied  multiplied
                    by

                           (ii) the principal amount of the Notes outstanding on
                  the date of such application divided by the principal amount of such Debt outstanding immediately prior to such application.

         Payments made to the holders of the Notes pursuant to this Section 10.8(b) shall be in immediately available funds by wire transfer, regardless of the form or nature of the Proceeds.

                         (c) Security  Interest.  At all times when Proceeds are
                    being held in the form of Short-Term Investments,

                           (i) such  Proceeds  shall be deposited by the Company
                  with the Security Trustee (immediately upon receipt by the Company), as security for the payment of the Secured Obligations (as defined in the Trust Indenture),

                           (ii) the Security  Trustee  shall  maintain a deposit
                  account and investment account solely for the Proceeds of Asset Dispositions and a separate deposit account and investment account for Proceeds derived from other types of transactions;

                           (iii) the  Company  shall  take such  action  (at its
                  expense) and execute and deliver such documents and agreements as reasonably requested by the Security Trustee, the Required Holders or the Bank to perfect the Security Trustee's security interest in such Proceeds,

                           (iv) the Security  Trustee shall invest such Proceeds
                  as directed by the Company in Short-Term Investments, so long as the Security Trustee retains a perfected security interest in such investments, and

                           (v) the Company  will notify the holders of the Notes
                  and the Bank not less than five Business Days prior to delivering any direction to the Security Trustee to disburse such Proceeds for the purpose of purchasing such long-term assets or paying Debt of the Company or the Subsidiaries.

                  (d) Subject to Security Documents. This Section 10.8 is subject to the Security Documents, and to the extent that this Section
         10.8 shall conflict therewith, the terms of the Security Documents shall control.

                  (e) Debt Prepayment Applications. Debt Prepayment Applications shall be, for purposes of determining compliance with this Section 10.8, deemed to be payments of the Notes under Section 8.10.



7. A new Section 10.9 is hereby added to the Existing Note Purchase Agreement as set forth below:

         10.9     Incorporation of Bank Covenants

         From September 30, 1998 to March 31, 2000, inclusive, the Company and the Subsidiaries will comply with Section 6 (exclusive of Section 6.2(r),
Section 6.2(s) and Section 6.2(t) thereof) of the form of the Bank Agreement (including, in determining such compliance, all defined terms and all cross-referenced sections set forth therein) attached to that certain First Amendment to the Note Purchase Agreement, dated as of September 30, 1998, as Attachment D (as amended by the First Amendment to the Bank Agreement included in such Attachment D), and such Section 6 shall be deemed to have been incorporated herein by reference. For the avoidance of doubt, it is understood that

                  (i) amendments by the parties to the Bank Agreement of the Bank Agreement made after the effectiveness of the First Amendment shall have no effect on the form of the Bank Agreement as so incorporated hereby, and

                  (ii) if a Default or an Event of Default exists on March 31, 2000 under any of such incorporated Sections, such Default or Event of Default will continue after March 31, 2000 if and for so long thereafter as the Company or any Subsidiary is obligated in any respect under the Bank Agreement.


8. A new Section 10.10 is hereby added to the Existing Note Purchase Agreement as set forth below:

         10.10    Other Covenants

         The Company shall not, nor shall it permit any Subsidiary to,

                         (a) enter into any  amendment of any term of payment of
                    any Debt (other than the Notes) of the Company or any Subsidiary, or

                         (b) pay any Debt  (other  than the Notes in  accordance
                    with the provisions hereof) during the continuation of an Event of Default.



9. A new Section 10.11 is hereby added to the Existing Note Purchase Agreement as set forth below:

         10.11    Further Assurances Regarding Collateral, Etc.

         The Company shall satisfy at the Company's expense, on or prior to January 15, 1999, each of the conditions set forth on Attachment C to that certain First Amendment to the Note Purchase Agreement, dated as of September 30, 1998, in the reasonable opinion of the Required Holders, which reasonable opinion shall be evidenced solely by a written affirmation of such satisfaction delivered by the Required Holders on or prior to January 15, 1999.


10. The following defined terms are hereby added to Schedule B to the Existing Note Purchase Agreement in the appropriately alphabetical locations:

         Proceeds B is defined in Section 10.9.

         Proceeds Payment Amount B is defined in Section 8.10.

         Proceeds Prepayment Date B is defined in Section 8.10.

         Short-Term Investments B means investments that maximize total return within the confines of a short to average overall maturity framework.
AShort-Term   Investments will  be  US  Governments,   domestic   corporates,
asset-backed paper (AAA rated), Govt Agency mortgage-backed paper including short term CMO's and Govt Agency backed short-term floating rate paper. Positions required for liquidity needs will be held in high grade short-term or money market balances. The horizon on these investments will be approximately a for immediate liquidity needs (if necessary), approximately a to be used for intermediate term purposes, and the remaining approximately a for long term expansion purposes. The Company will have full authority and discretion on all investment changes.

                                 Attachment B-1
                      SPECTRAN CORPORATION FIRST AMENDMENT
                                  ATTACHMENT B
                              CONDITIONS PRECEDENT

1. The Company shall pay all legal fees and expenses of the Noteholders' counsel incurred in connection herewith

2. The Company shall pay an amendment fee in the aggregate amount of $150,000 to the Noteholders, to be allocated among the Noteholders in proportion to the aggregate principal value of their Notes, in immediately available federal funds.

3. The Company shall have entered into an amendment to the Bank Agreement in form attached hereto as Attachment D. The Company shall have provided to the holders of the Notes a copy of the Bank Agreement and all related documentation, as in effect on the Effective Date (including such amendment), certified as true and correct by an authorized officer of the Company.

4.  The  Company  shall  provide  the  Noteholders'  with  evidence   reasonably
satisfactory to the Noteholders' of the consent of the Bank to this Amendment.

                                 Attachment C-2
                      SPECTRAN CORPORATION FIRST AMENDMENT
                                  ATTACHMENT C
                              CONDITIONS SUBSEQUENT

The Company will provide to counsel for the Noteholders and the Bank the following:

1.       Recent Federal and State Tax Lien Searches against the Company.

2. Composite Certificate of Secretary of SpecTran with attached:

         2.1 Certificate of Incorporation with all amendments (certified to by the Delaware Secretary of State)
         2.2      By-Laws
         2.3      Votes

3. Certificate of Legal Existence and Good Standing for SpecTran issued by the Delaware Secretary of State

4. Certificate of Qualification To Do Business in Massachusetts for SpecTran issued by the Massachusetts Secretary of State

5.  Opinion  of  Counsel  to  the  Company  and  the  Subsidiaries,   reasonably
satisfactory to the Required Holders, opining as to

                  (i) due authorization , execution, and delivery of documents by the Company and the Subsidiaries, and the enforceability thereof,

                  (ii) absence of government approvals or filings in connection therewith, other than with respect to security interests and liens, and

                  (iii)  proper  form  and  recording  of  security   interests,
                  mortgages and the like in the Massachusetts, Connecticut and the U.S. Patent and Trademark Office.

6. Copies of Amendment executed with the Bank.

70       Amendments to the following to reflect changes to secured obligations:

         7.1      Mortgage, Assignment of Rents and Security Agreement
         7.2      Open-End Mortgage, Assignment of Rents and Security Agreement
         7.3      Guaranty Agreement
         7.4      UCC-1's
         7.5      Trademark and Patent Filings

80       Landlord waivers and consents on all leased real estate.

90       Title  Insurance   Policies  and/or   Endorsements  to  existing  Title
         Insurance Policies to reflect changes to secured obligations.

100      UCC Searches against the Company and each Subsidiary from:

         10.1     Massachusetts Secretary of State
         10.2     Sturbridge Town Clerk
         10.3     Connecticut Secretary of State
         10.4 Additional filing locations as may be reasonably specified by counsel to the Noteholders.

110      Confirmation of secured position of Bank and Noteholders

120      Covenant Compliance Certificate as of September 30, 1998

130 Duly authorized, executed and delivered documents amending the Security Documents to the extent deemed reasonably necessary by the Required Holders or the Security Trustee.

140 Payment of all legal fees and expenses of counsel to the Noteholders (promptly upon receipt of a bill therefor)


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                                  ATTACHMENT D
                         BANK AGREEMENT (WITH AMENDMENT)